Exhibit 10.6
Deferral of [YEAR] Cash Retainer

THE SCOTTS MIRACLE-GRO COMPANY
LONG-TERM INCENTIVE PLAN

DEFERRED STOCK UNIT AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
(with related Dividend Equivalents)

DEFERRED STOCK UNITS CREDITED TO
[Director’s Name]

This Award Agreement describes the deferred stock units (“DSUs”) which you will be credited with upon conversion of quarterly installments of the annual cash retainer payable to you by the Company and the terms and conditions of your DSUs.

To accept this Award Agreement, you must provide your acknowledgement and acceptance of the terms contained herein by completing the on-line grant agreement process facilitated by [___] (the “Third Party Administrator”) no later than [Date].
The Company intends that the DSUs credited under this Award Agreement satisfy the requirements of Section 409A of the Code and that this Award Agreement be so administered and construed. You agree that the Company may modify this Award Agreement, without any further consideration, to fulfill this intent, even if those modifications change the terms of your DSUs and reduce their value or potential value.

1.    DESCRIPTION OF YOUR DEFERRED STOCK UNITS.
You have elected to defer a percentage of your [Year] quarterly cash retainer payments of $[___] per quarter (the “Amount Deferred”) and in lieu thereof the Company will convert each forgone quarterly installment of the annual cash retainer into DSUs with a quarterly grant date value of $[___] (the “Grant Date Value”), subject to the terms and conditions of the Plan and this Award Agreement. As of [Date] (the “Conversion Date”), you have been credited [___] DSUs and an equal number of related Dividend Equivalents. This amount is determined by dividing the Grant Date Value by the Fair Market Value of a Share on the Conversion Date.

Each whole DSU represents the right to receive one full Share at the time and in the manner described in this Award Agreement. Each Dividend Equivalent represents the right to receive additional DSUs (determined in accordance with Section 3(c)) in respect of the dividends that are declared and paid during the period beginning on the relevant Conversion Date and ending on the Settlement Date (as described in Section 2(b)) with respect to the Shares represented by the related DSU.
2.    VESTING AND SETTLEMENT.
(a)    Vesting. Your DSUs (and any related Dividend Equivalents received pursuant to Section 3(c) following the Conversion Date) will be 100% vested on the date they are credited to you.

(b)    Settlement. Subject to the terms of the Plan, your vested DSUs shall be settled in a lump sum as soon as administratively practicable following the earliest to occur of: (i) your Termination (as defined below); (ii) your death; (iii) the date you become Disabled (as defined below); or (iv) [Date] (the “Settlement Date”). Your whole DSUs shall be settled in full Shares, and any fractional DSU shall be settled in cash, determined based upon the Fair Market Value of a Share on the Settlement Date.

(c)    Definitions. For purposes of this Award Agreement:
(i)    “Disabled” means that you have been determined to be totally disabled by the Social Security Administration.
(ii)    “Termination” (or any form thereof) means your “separation from service” from the Company, as defined in Section 409A of the Code.

3.    GENERAL TERMS AND CONDITIONS.
(a)    AMENDMENT AND TERMINATION. Subject to the terms of the Plan, the Company may amend or terminate this Award Agreement or the Plan at any time.
(b)    RIGHTS BEFORE YOUR DSUs ARE SETTLED. Except as provided in Section 3(c) below, you will have none of the rights of a shareholder with respect to Shares underlying the DSUs credited to you under this Award Agreement unless and until you become the record holder of such Shares.
(c)    DIVIDEND EQUIVALENTS. With respect to each Dividend Equivalent:
(i)    If a cash dividend is declared and paid on the Shares underlying the DSUs credited to you under this Award Agreement, you will receive an additional number of DSUs equal to the quotient of:
(A)    the product of (I) such number of DSUs (including additional DSUs previously received in accordance with this Section 3(c)) that have not been settled as of the dividend payment date, multiplied by (II) the amount of the cash dividend paid per Share; divided by
(B)    the Fair Market Value (which shall be equal to the closing price) of a Share on the date such cash dividend is paid.
Any additional DSUs credited pursuant to this Section 3(c)(i) shall be subject to the same terms and conditions as the DSUs credited to you pursuant to Section 1 above.
(ii)    If a Share dividend is declared and paid on the Shares underlying the DSUs credited under this Award Agreement, you will receive an additional number of DSUs equal to the product of (A) such number of DSUs (including additional DSUs previously received in accordance with this Section 3(c)) that have not been settled as of the dividend payment date, multiplied by (B) the dividend paid per Share. Any additional

DSUs credited pursuant to this Section 3(c)(ii) shall be subject to the same terms and conditions as the DSUs credited pursuant to Section 1 above.
(iii)    Any fractional number of DSUs resulting from the calculations under this Section 3(c) shall be rounded to the nearest whole Share.
(d)    BENEFICIARY DESIGNATION. You may name a beneficiary or beneficiaries to receive the any unvested portion of your DSU and related Dividend Equivalent that are settled after when you die. This may be done only on the Beneficiary Designation Form prescribed by the Company or the Third Party Administrator. The Beneficiary Designation Form need not be completed now and is not required as a condition of receiving your Award. If you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
(e)    TRANSFERRING YOUR DSUs AND RELATED DIVIDEND EQUIVALENTS. Normally your DSUs and related Dividend Equivalents may not be transferred to another person. However, as described in Section 3(d), you may complete a Beneficiary Designation Form to name the person to receive any DSUs and related Dividend Equivalents that are settled after you die. Also, the Committee may allow you to place your DSUs and Dividend Equivalents into a trust established for your benefit or the benefit of your family. Contact the Third Party Administrator if you are interested in doing this.

(f)    GOVERNING LAW. This Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

(g)    OTHER AGREEMENTS. Your DSUs and the related Dividend Equivalents will be subject to the terms of any other written agreements between you and the Company or any Subsidiary or Affiliate to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.
(h)    ADJUSTMENTS TO YOUR DSUs. Subject to the terms of the Plan, your DSUs and the related Dividend Equivalents will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of Shares underlying your DSUs will be adjusted to reflect a stock split).
(i)    OTHER RULES. Your DSUs and Dividend Equivalents are subject to more rules described in the Plan. You should read the Plan carefully to ensure you fully understand all the terms and conditions of the crediting of DSUs and the related Dividend Equivalents under this Award Agreement.

4.    YOUR ACKNOWLEDGMENT OF AWARD CONDITIONS.
By signing below, you acknowledge and agree that:
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(a)    A copy of the Plan has been made available to you;
(b)    You understand and accept the terms and conditions of your DSUs;
(c)    You will consent (on your own behalf and on behalf of your beneficiaries and transferees and without any further consideration) to any necessary change to your DSUs or this Award Agreement to comply with any law and to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of your DSUs and reduce their value or potential value; and
(d)    You must return a signed copy of this Award Agreement utilizing the on-line grant agreement process defined above before [Date]. By signing below, you acknowledge that the DSUs credited to you on each Conversion Date will be subject to the terms of the Plan and this Award Agreement.

[Director’s Name] By: ________________________________ Date signed: _________________________	THE SCOTTS MIRACLE-GRO COMPANY By: ___________________________________ [Name of Company Representative] [Title of Company Representative] Date signed: ___________________________

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